Exhibit 99.1

For Immediate Release
January 21, 2016

For More Information
Trisha Voltz Carlson
SVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockbank.com

Hancock reports fourth quarter 2015 financial results
Previously announced increase in energy allowance included in quarterly results

Highlights of the company's fourth quarter 2015 results (compared to third quarter 2015):
●	Increased the allowance for loan losses within the energy portfolio by $43 million
●	Allowance for energy loans now $78.2 million or 4.95% of energy loans, up from 2.12%
●	Loans increased $940 million, or 25% (annualized)
●	Deposits increased $909 million, or 21% (annualized)
●	Core revenue increased $2.8 million

GULFPORT, Miss. (January 21, 2016) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the fourth quarter of 2015.  Net income for the fourth quarter of 2015 was $15.3 million, or $.19 per diluted common share, compared to $41.2 million, or $.52 in the third quarter of 2015 and $40.1 million, or $.48, in the fourth quarter of 2014.  The linked-quarter decline in earnings was mainly related to the previously announced $43 million (pre-tax), or $.35 per diluted share, increase in the energy allowance.  The year-over-year decline in earnings was mainly related to a decrease in purchase accounting income of approximately $9.1 million (pre-tax), and the increase in the energy allowance noted above.  Pre-tax, pre-provision earnings were $66.3 million for the fourth quarter of 2015.

"The depth and duration of the current energy cycle continued to deepen and lengthen from original expectations," said President and CEO John M. Hairston. "The action we took in the fourth quarter to increase our allowance for energy was a proactive move on our part to address this change in market conditions.  However, while earnings were impacted this quarter, our capital remained solid and we remain focused on achieving our strategic goals. Outside of energy we continued to grow the balance sheet organically and added over $1.2 billion in total assets. While expenses were slightly higher than expected, they were for the most part directed at revenue-generating initiatives as we continue diminishing our concentration in energy-related revenue. As we begin 2016 we are focused on a goal of 25% growth in core pre-tax, pre-provision earnings compared to 2014, and will accomplish this through continued growth in core revenue, controlling expenses and managing through the challenges of today's energy cycle."

Hancock reports fourth quarter 2015 financial results
January 21, 2016

Loans
Total loans at December 31, 2015 were $15.7 billion, up $940 million, or 6%, from September 30, 2015.  All regions across the footprint reported net loan growth during the quarter, with growth also noted in various business lines such as equipment finance, private banking, indirect, and mortgage.

At December 31, 2015, loans in the energy segment totaled $1.58 billion, or 10% of total loans.  The energy portfolio declined approximately $80 million linked-quarter and is comprised of credits to both the E&P industry and support industries.  Additional details of the energy portfolio are included in the presentation slides posted on our Investor Relations website.

During the fourth quarter of 2015, the company completed the transaction announced on October 6, 2015 to acquire a healthcare portfolio in Nashville, Tennessee, and added $184.6 million in healthcare loans to the balance sheet.

Average loans totaled $15.2 billion for the fourth quarter of 2015, up $687 million, or 5%, linked-quarter.

Deposits
Total deposits at December 31, 2015 were $18.3 billion, up $909 million, or 5%, from September 30, 2015.  Average deposits for the fourth quarter of 2015 were $17.8 billion, up $508 million, or 3%, linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $7.3 billion at December 31, 2015, up $1.2 billion from September 30, 2015.  The increase reflects a change in the company's consumer checking product offering.  Excluding this activity DDA was relatively stable linked-quarter.  DDAs comprised 40% of total period-end deposits at December 31, 2015.

Interest-bearing transaction and savings deposits totaled $6.8 billion at the end of the fourth quarter of 2015, down $593 million, or 8%, from September 30, 2015.  The decline reflects, in part, the change in products noted above.  Time deposits of $2.1 billion decreased $184 million, or 8%, while interest-bearing public fund deposits increased $486 million, or 28%, to $2.3 billion at December 31, 2015.  During the fourth quarter of 2015 the company closed its Cayman branch, reclassifying Eurodollar deposits from the time deposit category to interest-bearing transaction accounts.  Excluding these changes, the company did report organic growth in money market deposits.

Asset Quality
Nonperforming assets (NPAs) totaled $191 million at December 31, 2015, down $15.2 million from September 30, 2015.  During the fourth quarter of 2015, total nonperforming loans decreased approximately $8.7 million while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $6.5 million.  The net decrease in nonperforming loans was mainly related to the payoff of an energy credit during the quarter.  Nonperforming

Hancock reports fourth quarter 2015 financial results
January 21, 2016

assets as a percent of total loans, ORE and other foreclosed assets was 1.22% at December 31, 2015, down 17 bps from September 30, 2015.

The total allowance for loan losses was $181.2 million at December 31, 2015, up $41.6 million from September 30, 2015.  The ratio of the allowance for loan losses to period-end loans was 1.15% at December 31, 2015, up from 0.95% at September 30, 2015.  The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $44.0 million linked-quarter, totaling $158.1 million, while the allowance on the FDIC acquired loan portfolio decreased approximately $2.4 million linked-quarter.

The depth and duration of the current energy cycle continued to deepen and lengthen from what we and many others originally expected.  Recent economic and geopolitical events have caused the price of oil to decline even further and there are no indications that there will be a quick recovery. These events, coupled with declining collateral value related to specific credits within the energy portfolio, led us to update our estimated allowance for loan losses. During the fourth quarter the allowance for the energy portfolio was increased $43 million, to $78.2 million, or almost 5% of energy loans.  The impact and severity of risk rating migration, associated provision and net charge-offs will depend on overall oil price reduction and the duration of the cycle.  While we expect additional charge-offs in the portfolio, we continue to believe the impact of the energy cycle will be manageable and our capital will remain solid.  Management currently estimates that charge-offs from energy-related credits could approximate $50-$75 million over the duration of the cycle.  Charge-offs for 2015 totaled $3.75 million.  Additional details of the energy portfolio are included in the presentation slides posted on our Investor Relations website.

Net charge-offs from the non-FDIC acquired loan portfolio were $7.9 million, or 0.21% of average total loans on an annualized basis in the fourth quarter of 2015, up from $3.5 million, or 0.09% of average total loans in the third quarter of 2015.  Included in the fourth quarter total are $3.0 million in charge-offs related to energy credits.

During the fourth quarter of 2015, Hancock recorded a total provision for loan losses of $50.2 million, up $40.1 million from the third quarter of 2015.

Net Interest Income and Net Interest Margin
Net interest income (TE) for the fourth quarter of 2015 was $162.6 million, up $2.5 million from the third quarter of 2015.  During the fourth quarter, the impact on net interest income from purchase accounting adjustments (PAAs) declined $0.7 million compared to the third quarter of 2015.  Excluding the impact from purchase accounting items, core net interest income increased $3.2 million linked-quarter.  Average earning assets were $20.1 billion for the fourth quarter of 2015, up $707 million, or 4%, from the third quarter of 2015.

The reported net interest margin (TE) was 3.21% for the fourth quarter of 2015, down 7 basis points (bps) from the third quarter of 2015.  The impact from purchase accounting items contributed to 2 bps of the decline.  The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average

Hancock reports fourth quarter 2015 financial results
January 21, 2016

earning assets) decreased 5 bps to 3.10% during the fourth quarter of 2015.  The main driver of the decline was a decrease in the core loan yield of 8 bps.  This was slightly offset by an increase in the securities portfolio yield of 5 bps.  The cost of funds remained relatively stable (up 1 bp).

Noninterest Income
Noninterest income, including securities transactions, totaled $59.7 million for the fourth quarter of 2015, down $0.6 million, or 1%, from the third quarter of 2015.  Included in the total is a reduction of $1.7 million related to the amortization of the FDIC indemnification asset, compared to a reduction of $1.6 million in the third quarter of 2015.  Excluding the impact of this item and securities transactions, core noninterest income totaled $61.4 million, down slightly linked-quarter.

Service charges on deposits totaled $19.0 million for the fourth quarter of 2015, up $0.4 million, or 2%, from the third quarter of 2015. Bank card and ATM fees totaled $11.8 million, up $0.1 million, or 1%, from the third quarter of 2015.

Trust fees totaled $11.3 million, down slightly linked-quarter.  Investment and annuity income and insurance fees totaled $6.6 million, down $1.8 million, or 21%, linked-quarter.

Fees from secondary mortgage operations totaled $2.9 million for the fourth quarter of 2015, down $0.5 million, or 16%, linked-quarter.

Other noninterest income (excluding the amortization of the FDIC indemnification asset noted above) totaled $9.8 million, up $1.5 million, or 17%, from the third quarter of 2015.

Noninterest Expense & Taxes
Noninterest expense for the fourth quarter of 2015 totaled $156.0 million, up $4.8 million, or 3%, from the third quarter of 2015.  There were no nonoperating expenses in either the third or fourth quarters of 2015.

Total personnel expense was $85.3 million in the fourth quarter of 2015, up $1.2 million, or 1%, from the third quarter of 2015.  The increase primarily reflects salary and incentive expenses related to revenue initiatives.

Occupancy and equipment expense totaled $14.5 million in the fourth quarter of 2015, down $0.3 million, or 2%, from the third quarter of 2015.

ORE expense totaled $1.4 million for the fourth quarter of 2015, up $0.9 million from the third quarter of 2015.

Amortization of intangibles totaled $5.7 million for the fourth quarter of 2015, down $0.3 million, or 6%, linked-quarter.  Other operating expense totaled $49.2 million in the fourth quarter of 2015, up $3.4 million, or 7%, from the third quarter of 2015.  The change linked-quarter mainly

Hancock reports fourth quarter 2015 financial results
January 21, 2016

reflects the impact from $1.25 million in insurance proceeds received in the third quarter and an increase of $1.2 million in revenue-related advertising expense in the fourth quarter.

The effective income tax rate for the full year of 2015 was 23%.  The effective rate was 26% in the third quarter of 2015.  The lower level of earnings and an increase in tax-exempt income impacted the fourth quarter, causing the effective tax rate to be unusually low.  Management expects the effective income tax rate to approximate 26-27% in 2016.  The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at December 31, 2015 totaled $2.4 billion.  The tangible common equity (TCE) ratio was 7.62%, down 62 bps from September 30, 2015.  The decline reflects the $1.2 billion of asset growth in the fourth quarter of 2015, a lower level of earnings in the quarter and a decrease in other comprehensive income (OCI) related to the actuarial losses on retirement plans and the market adjustment on the available for sale (AFS) investment portfolio.

During the fourth quarter the company repurchased 173,114 common shares under the 5% common stock buyback authorization announced in late August 2015.  The shares were repurchased at an average price of $27.59.  Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Friday, January 22, 2016 to review the results.  A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockbank.com.  Additional financial tables and a slide presentation related to fourth quarter results are also posted as part of the webcast link.  To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.  An audio archive of the conference call will be available under the Investor Relations section of our website.  A replay of the call will also be available through January 28, 2016 by dialing (855) 859-2056 or (404) 537-3406, passcode 17108504.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company's banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to

Hancock reports fourth quarter 2015 financial results
January 21, 2016

be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.
Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, including the impact of volatility of oil and gas prices on our energy portfolio and associated loan loss reserves and possible charge-offs, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, loan growth expectations, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements.  Hancock's ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited.  Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in Hancock's forward-looking statements include, but are not limited to, those risk factors included in Hancock's public filings with the Securities and Exchange Commission, which are available at the SEC's internet site (http://www.sec.gov).  You are cautioned not to place undue reliance on these forward-looking statements.  Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Twelve Months Ended
(amounts in thousands, except per share data)	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014
INCOME STATEMENT DATA
Net interest income	$158,395	$156,830	$160,813	$625,174	$654,694
Net interest income (TE) (a)	162,635	160,134	163,581	638,762	665,341
Provision for loan losses	50,196	10,080	9,718	73,038	33,840
Noninterest income excluding securities transactions	59,655	60,207	56,961	236,949	227,999
Securities transactions (losses) gains	(2)	4	-	335	-
Noninterest expense (excluding nonoperating items)	156,030	151,193	144,080	603,414	580,980
Nonoperating items	-	-	9,667	16,241	25,686
Net income	15,307	41,166	40,092	131,461	175,722
Operating income (b)	15,307	41,166	46,376	141,801	194,145
Pre-tax, pre-provision (PTPP) profit (TE) (a) (c)	66,258	69,152	66,795	256,391	286,674

PERIOD-END BALANCE SHEET DATA
Loans	$15,703,314	$14,763,050	$13,895,276	$15,703,314	$13,895,276
Securities	4,463,792	4,548,922	3,826,454	4,463,792	3,826,454
Earning assets	20,753,095	19,526,150	18,544,930	20,753,095	18,544,930
Total assets	22,839,459	21,608,150	20,747,266	22,839,459	20,747,266
Noninterest-bearing deposits	7,276,127	6,075,558	5,945,208	7,276,127	5,945,208
Total deposits	18,348,912	17,439,948	16,572,831	18,348,912	16,572,831
Common shareholders' equity	2,413,143	2,453,561	2,472,402	2,413,143	2,472,402

AVERAGE BALANCE SHEET DATA
Loans	$15,198,232	$14,511,474	$13,578,223	$14,433,367	$12,938,869
Securities (d)	4,480,972	4,425,546	3,836,123	4,208,195	3,816,724
Earning assets	20,140,432	19,433,337	17,911,143	19,173,322	17,195,492
Total assets	22,176,566	21,481,410	20,090,372	21,249,628	19,436,827
Noninterest-bearing deposits	6,709,188	6,032,680	5,849,356	6,195,234	5,641,792
Total deposits	17,821,484	17,313,433	15,892,507	17,124,789	15,399,993
Common shareholders' equity	2,453,480	2,439,068	2,509,509	2,442,787	2,474,948

COMMON SHARE DATA
Earnings per share - diluted	$0.19	$0.52	$0.48	$1.64	$2.10
Operating earnings per share - diluted (b)	0.19	0.52	0.56	1.77	2.32
Cash dividends per share	$0.24	$0.24	$0.24	$0.96	$0.96
Book value per share (period-end)	$31.14	$31.65	$30.74	$31.14	$30.74
Tangible book value per share (period-end)	21.74	22.18	21.37	21.74	21.37
Weighted average number of shares - diluted	77,544	78,075	81,530	78,307	82,034
Period-end number of shares	77,496	77,519	80,426	77,496	80,426
Market data
High sales price	$30.96	$32.47	$35.67	$32.98	$38.50
Low sales price	23.35	25.20	28.68	23.35	28.68
Period-end closing price	25.17	27.05	30.70	25.17	30.70
Trading volume	48,789	44,705	36,396	185,523	120,635

PERFORMANCE RATIOS
Return on average assets	0.27%	0.76%	0.79%	0.62%	0.90%
Return on average assets - operating (b)	0.27%	0.76%	0.92%	0.67%	1.00%
Return on average common equity	2.48%	6.70%	6.34%	5.38%	7.10%
Return on average common equity - operating (b)	2.48%	6.70%	7.33%	5.80%	7.84%
Return on average tangible common equity	3.53%	9.60%	9.08%	7.72%	10.30%
Return on average tangible common equity - operating (b)	3.53%	9.60%	10.50%	8.33%	11.37%
Tangible common equity ratio (e)	7.62%	8.24%	8.59%	7.62%	8.59%
Net interest margin (TE) (a)	3.21%	3.28%	3.63%	3.33%	3.87%
Average loan/deposit ratio	85.28%	83.82%	85.44%	84.28%	84.02%
Efficiency ratio (f)	67.63%	65.88%	62.41%	66.14%	62.03%
Allowance for loan losses as a percent of period-end loans	1.15%	0.95%	0.93%	1.15%	0.93%
Annualized net non-FDIC acquired charge-offs to average loans	0.21%	0.09%	0.08%	0.11%	0.13%
Allowance for loan losses to non-performing loans + accruing loans
90 days past due	105.54%	78.15%	137.96%	105.54%	137.96%
Noninterest income excluding securities transactions as a percent
of total revenue (TE) (a)	26.84%	27.32%	25.83%	27.06%	25.52%

FTE headcount	3,921	3,863	3,794	3,921	3,794

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Net income less tax-effected securities transactions and nonoperating items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company's fundamental operations over time.
(c) Net interest income (TE) and noninterest income less noninterest expense. Management believes that PTPP profit is a useful financial measure because it enables investors to assess the Company's ability to generate capital to cover credit losses through a credit cycle.

(d) Average securities does not include unrealized holding gains/losses on available for sale securities.
(e) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(f) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, nonoperating items, and securities transactions.

HANCOCK HOLDING COMPANY QUARTERLY HIGHLIGHTS (Unaudited)

	Three Months Ended
(amounts in thousands, except per share data)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
INCOME STATEMENT DATA
Net interest income	$158,395	$156,830	$151,791	$158,158	$160,813
Net interest income (TE) (a)	162,635	160,134	154,879	161,114	163,581
Provision for loan losses	50,196	10,080	6,608	6,154	9,718
Noninterest income excluding securities transactions	59,655	60,207	60,874	56,213	56,961
Securities transactions (losses) gains	(2)	4	-	333	-
Noninterest expense (excluding nonoperating items)	156,030	151,193	149,990	146,201	144,080
Nonoperating items	-	-	8,927	7,314	9,667
Net income	15,307	41,166	34,829	40,159	40,092
Operating income (b)	15,307	41,166	40,631	44,697	46,376
Pre-tax, pre-provision (PTPP) profit (TE) (a) (c)	66,258	69,152	56,836	64,145	66,795

PERIOD-END BALANCE SHEET DATA
Loans	$15,703,314	$14,763,050	$14,344,752	$13,924,386	$13,895,276
Securities	4,463,792	4,548,922	4,445,452	4,107,904	3,826,454
Earning assets	20,753,095	19,526,150	19,409,963	18,568,037	18,544,930
Total assets	22,839,459	21,608,150	21,538,405	20,724,511	20,747,266
Noninterest-bearing deposits	7,276,127	6,075,558	6,180,814	6,201,403	5,945,208
Total deposits	18,348,912	17,439,948	17,301,788	16,860,485	16,572,831
Common shareholders' equity	2,413,143	2,453,561	2,430,040	2,425,098	2,472,402

AVERAGE BALANCE SHEET DATA
Loans	$15,198,232	$14,511,474	$14,138,904	$13,869,397	$13,578,223
Securities (d)	4,480,972	4,425,546	4,143,097	3,772,997	3,836,123
Earning assets	20,140,432	19,433,337	18,780,771	18,315,839	17,911,143
Total assets	22,176,566	21,481,410	20,875,090	20,443,859	20,090,372
Noninterest-bearing deposits	6,709,188	6,032,680	6,107,900	5,924,196	5,849,356
Total deposits	17,821,484	17,313,433	16,862,088	16,485,259	15,892,507
Common shareholders' equity	2,453,480	2,439,068	2,430,710	2,447,870	2,509,509

COMMON SHARE DATA
Earnings per share - diluted	$0.19	$0.52	$0.44	$0.49	$0.48
Operating earnings per share - diluted (b)	0.19	0.52	0.51	0.55	0.56
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$31.14	$31.65	$31.12	$31.14	$30.74
Tangible book value per share (period-end)	21.74	22.18	21.63	21.55	21.37
Weighted average number of shares - diluted	77,544	78,075	78,115	79,661	81,530
Period-end number of shares	77,496	77,519	78,094	77,886	80,426
Market data
High sales price	$30.96	$32.47	$32.98	$31.13	$35.67
Low sales price	23.35	25.20	28.02	24.96	28.68
Period-end closing price	25.17	27.05	31.91	29.86	30.70
Trading volume	48,789	44,705	40,162	51,866	36,396

PERFORMANCE RATIOS
Return on average assets	0.27%	0.76%	0.67%	0.80%	0.79%
Return on average assets - operating (b)	0.27%	0.76%	0.78%	0.89%	0.92%
Return on average common equity	2.48%	6.70%	5.75%	6.65%	6.34%
Return on average common equity - operating (b)	2.48%	6.70%	6.70%	7.41%	7.33%
Return on average tangible common equity	3.53%	9.60%	8.28%	9.60%	9.08%
Return on average tangible common equity - operating (b)	3.53%	9.60%	9.66%	10.68%	10.50%
Tangible common equity ratio (e)	7.62%	8.24%	8.12%	8.40%	8.59%
Net interest margin (TE) (a)	3.21%	3.28%	3.30%	3.55%	3.63%
Average loan/deposit ratio	85.28%	83.82%	83.85%	84.13%	85.44%
Efficiency ratio (f)	67.63%	65.88%	66.67%	64.36%	62.41%
Allowance for loan losses as a percent of period-end loans	1.15%	0.95%	0.91%	0.92%	0.93%
Annualized net non-FDIC acquired charge-offs to average loans	0.21%	0.09%	0.03%	0.11%	0.08%
Allowance for loan losses to non-performing loans + accruing loans
90 days past due	105.54%	78.15%	100.92%	123.14%	137.96%
Noninterest income excluding securities transactions as a percent
of total revenue (TE) (a)	26.84%	27.32%	28.21%	25.87%	25.83%

FTE headcount	3,921	3,863	3,825	3,785	3,794

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Net income less tax-effected securities transactions and nonoperating items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company's fundamental operations over time.
(c) Net interest income (TE) and noninterest income less noninterest expense. Management believes that PTPP profit is a useful financial measure because it enables investors to assess the Company's ability to generate capital to cover credit losses through a credit cycle.

(d) Average securities does not include unrealized holding gains/losses on available for sale securities.
(e) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(f) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, nonoperating items, and securities transactions.

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014
NET INCOME
Interest income	$174,310	$171,329	$170,971	$679,646	$692,813
Interest income (TE)	178,550	174,633	173,739	693,234	703,460
Interest expense	15,915	14,499	10,158	54,472	38,119
Net interest income (TE)	162,635	160,134	163,581	638,762	665,341
Provision for loan losses	50,196	10,080	9,718	73,038	33,840
Noninterest income excluding securities transactions	59,655	60,207	56,961	236,949	227,999
Securities transactions (losses) gains	(2)	4	-	335	-
Noninterest expense	156,030	151,193	153,747	619,655	606,666
Income before income taxes	11,822	55,768	54,309	169,765	242,187
Income tax expense	(3,485)	14,602	14,217	38,304	66,465
Net income	$15,307	$41,166	$40,092	$131,461	$175,722
ADJUSTMENTS FROM NET INCOME TO OPERATING INCOME
Securities transactions gains	-	-	-	(333)	-
Nonoperating items
Impact of insurance business lines divestiture	-	-	-	-	(9,101)
FDIC resolution of denied claims	-	-	-	1,854	10,268
Nonoperating expense items	-	-	9,667	14,387	21,058
Early debt redemption	-	-	-	-	3,461
Total nonoperating items	-	-	9,667	16,241	25,686
Taxes on adjustments at marginal tax rate	-	-	3,383	5,568	7,263
Total adjustments (net of taxes)	-	-	6,284	10,340	18,423
Operating income (g)	$15,307	$41,166	$46,376	$141,801	$194,145
ADJUSTMENTS FROM NET INCOME TO PTPP PROFIT
Difference between interest income and interest income (TE)	4,240	3,304	2,768	13,588	10,647
Provision for loan losses	50,196	10,080	9,718	73,038	33,840
Income tax expense	(3,485)	14,602	14,217	38,304	66,465
Pre-tax, pre-provision (PTPP) profit (TE) (h)	$66,258	$69,152	$66,795	$256,391	$286,674
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,971	$18,619	$19,025	$72,813	$77,006
Trust fees	11,287	11,345	11,559	45,627	44,826
Bank card and ATM fees	11,792	11,637	11,225	46,480	45,031
Investment & annuity fees	4,632	6,149	4,736	20,669	20,291
Secondary mortgage market operations	2,884	3,413	2,000	12,579	8,036
Insurance commissions and fees	1,980	2,238	1,862	8,567	9,473
Amortization of FDIC loss share receivable	(1,713)	(1,564)	(2,113)	(5,747)	(12,102)
Other income	9,822	8,370	8,667	35,961	35,438
Noninterest income excluding securities transactions	59,655	60,207	56,961	236,949	227,999
Securities transactions (losses) gains	(2)	4	-	335	-
Total noninterest income including securities transactions	$59,653	$60,211	$56,961	$237,284	$227,999
Personnel expense	$85,315	$84,155	$79,522	$332,120	$320,502
Net occupancy expense	10,639	11,222	10,571	44,788	43,476
Equipment expense	3,871	3,598	3,986	15,481	16,861
Other real estate expense, net	1,361	422	1,001	2,740	2,758
Other operating expense	49,153	45,769	42,555	184,101	170,586
Amortization of intangibles	5,691	6,027	6,445	24,184	26,797
Total operating expense	156,030	151,193	144,080	603,414	580,980
Nonoperating expense items	-	-	9,667	16,241	25,686
Total noninterest expense	$156,030	$151,193	$153,747	$619,655	$606,666
COMMON SHARE DATA
Earnings per share:
Basic	$0.19	$0.52	$0.48	$1.64	$2.10
Diluted	0.19	0.52	0.48	1.64	2.10
Operating earnings per share: (g)
Basic	$0.19	$0.52	$0.56	$1.77	$2.32
Diluted	0.19	0.52	0.56	1.77	2.32

(g) Net income less tax-effected securities transactions and nonoperating items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company's fundamental operations over time.
(h) Net interest income (TE) and noninterest income less noninterest expense. Management believes that PTPP profit is a useful financial measure because it enables investors to assess the Company's ability to generate capital to cover credit losses through a credit cycle.

HANCOCK HOLDING COMPANY INCOME STATEMENT (Unaudited)

	Three months ended
(dollars in thousands)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Interest income	$174,310	$171,329	$164,920	$169,087	$170,971
Interest income (TE)	178,550	174,633	168,008	172,043	173,739
Interest expense	15,915	14,499	13,129	10,929	10,158
Net interest income (TE)	162,635	160,134	154,879	161,114	163,581
Provision for loan losses	50,196	10,080	6,608	6,154	9,718
Noninterest income excluding securities transactions	59,655	60,207	60,874	56,213	56,961
Securities transactions (losses) gains	(2)	4	-	333	-
Noninterest expense	156,030	151,193	158,917	153,515	153,747
Income before income taxes	11,822	55,768	47,140	55,035	54,309
Income tax expense	(3,485)	14,602	12,311	14,876	14,217
Net income	$15,307	$41,166	$34,829	$40,159	$40,092
ADJUSTMENTS FROM NET INCOME TO OPERATING INCOME
Securities transactions gains	-	-	-	(333)	-
Nonoperating expense	-	-	8,927	7,314	9,667
Total nonoperating items	-	-	8,927	6,981	9,667
Taxes on adjustments at marginal tax rate	-	-	3,125	2,443	3,383
Adjustments (net of taxes)	-	-	5,802	4,538	6,284
Operating income (g)	$15,307	$41,166	$40,631	$44,697	$46,376
Pre-tax, pre-provision (PTPP) profit (TE) (h)	$66,258	$69,152	$56,836	$64,145	$66,795
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,971	$18,619	$17,908	$17,315	$19,025
Trust fees	11,287	11,345	11,795	11,200	11,559
Bank card and ATM fees	11,792	11,637	11,868	11,183	11,225
Investment & annuity fees	4,632	6,149	4,838	5,050	4,736
Secondary mortgage market operations	2,884	3,413	3,618	2,664	2,000
Insurance commissions and fees	1,980	2,238	2,595	1,754	1,862
Amortization of FDIC loss share receivable	(1,713)	(1,564)	(1,273)	(1,197)	(2,113)
Other income	9,822	8,370	9,525	8,244	8,667
Noninterest income excluding securities transactions	59,655	60,207	60,874	56,213	56,961
Securities transactions (losses) gains	(2)	4	-	333	-
Total noninterest income including securities transactions	$59,653	$60,211	$60,874	$56,546	$56,961
Personnel expense	$85,315	$84,155	$82,533	$80,117	$79,522
Net occupancy expense	10,639	11,222	11,765	11,162	10,571
Equipment expense	3,871	3,598	4,079	3,933	3,986
Other real estate expense, net	1,361	422	501	456	1,001
Other operating expense	49,153	45,769	44,964	44,215	42,555
Amortization of intangibles	5,691	6,027	6,148	6,318	6,445
Total operating expense	156,030	151,193	149,990	146,201	144,080
Nonoperating expense items	-	-	8,927	7,314	9,667
Total noninterest expense	$156,030	$151,193	$158,917	$153,515	$153,747

(g) Net income less tax-effected securities transactions and nonoperating items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company's fundamental operations over time.
(h) Net interest income (TE) and noninterest income less noninterest expense. Management believes that PTPP profit is a useful financial measure because it enables investors to assess the Company's ability to generate capital to cover credit losses through a credit cycle.

HANCOCK HOLDING COMPANY PERIOD-END BALANCE SHEET (Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
ASSETS
Commercial non-real estate loans	$6,995,824	$6,345,994	$6,185,684	$5,987,084	$6,044,060
Construction and land development loans	1,151,950	1,085,585	1,120,947	1,113,510	1,106,761
Commercial real estate loans	3,412,551	3,327,386	3,212,833	3,150,103	3,144,048
Residential mortgage loans	2,049,524	2,013,789	1,955,837	1,913,885	1,894,181
Consumer loans	2,093,465	1,990,296	1,869,451	1,759,804	1,706,226
Total loans	15,703,314	14,763,050	14,344,752	13,924,386	13,895,276
Loans held for sale	20,434	19,764	21,304	19,950	20,252
Securities	4,463,792	4,548,922	4,445,452	4,107,904	3,826,454
Short-term investments	565,555	194,414	598,455	515,797	802,948
Earning assets	20,753,095	19,526,150	19,409,963	18,568,037	18,544,930
Allowance for loan losses	(181,179)	(139,576)	(131,087)	(128,386)	(128,762)
Goodwill	621,193	621,193	621,193	621,193	621,193
Other intangible assets, net	107,538	113,229	119,256	125,404	132,810
Other assets	1,538,812	1,487,154	1,519,080	1,538,263	1,577,095
Total assets	$22,839,459	$21,608,150	$21,538,405	$20,724,511	$20,747,266

LIABILITIES
Noninterest-bearing deposits	$7,276,127	$6,075,558	$6,180,814	$6,201,403	$5,945,208
Interest-bearing transaction and savings deposits	6,767,881	7,360,677	6,994,603	6,576,658	6,531,628
Interest-bearing public fund deposits	2,253,645	1,768,133	1,962,589	1,828,559	1,982,616
Time deposits	2,051,259	2,235,580	2,163,782	2,253,865	2,113,379
Total interest-bearing deposits	11,072,785	11,364,390	11,120,974	10,659,082	10,627,623
Total deposits	18,348,912	17,439,948	17,301,788	16,860,485	16,572,831
Short-term borrowings	1,423,644	1,049,182	1,079,193	755,250	1,151,573
Long-term debt	495,999	497,177	507,341	516,007	374,371
Other liabilities	157,761	168,282	220,043	167,671	176,089
Total liabilities	20,426,316	19,154,589	19,108,365	18,299,413	18,274,864
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,715,794	1,717,959	1,730,344	1,726,736	1,798,980
Retained earnings	777,944	781,769	759,780	744,131	723,497
Accumulated other comprehensive income	(80,595)	(46,167)	(60,084)	(45,769)	(50,075)
Total common shareholders' equity	2,413,143	2,453,561	2,430,040	2,425,098	2,472,402
Total liabilities & shareholders' equity	$22,839,459	$21,608,150	$21,538,405	$20,724,511	$20,747,266
CAPITAL RATIOS
Tangible common equity	$1,684,388	$1,719,108	$1,689,550	$1,678,453	$1,718,343
Tier 1 capital (i)	1,844,705	1,848,418	1,837,369	1,812,010	1,777,348
Common equity (period-end) as a percent of total assets (period-end)	10.57%	11.35%	11.28%	11.70%	11.92%
Tangible common equity ratio	7.62%	8.24%	8.12%	8.40%	8.59%
Leverage (Tier 1) ratio (i)	8.55%	8.85%	9.07%	9.17%	9.17%
Tier 1 risk-based capital ratio (i)	10.02%	10.56%	10.77%	10.86%	11.23%
Total risk-based capital ratio (i)	11.93%	12.32%	12.53%	12.77%	12.30%

(i) Estimated for most recent period-end. Regulatory ratios reflect the impact of Basel III capital requirements effective January 1, 2015.

HANCOCK HOLDING COMPANY AVERAGE BALANCE SHEET (Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014
ASSETS
Commercial non-real estate loans	$6,643,961	$6,261,241	$5,727,003	$6,250,796	$5,401,992
Construction and land development loans	1,100,502	1,115,406	1,159,378	1,105,348	1,047,753
Commercial real estate loans	3,384,409	3,231,597	3,057,022	3,239,070	3,058,355
Residential mortgage loans	2,028,688	1,977,990	1,886,230	1,960,420	1,791,859
Consumer loans	2,040,672	1,925,240	1,748,590	1,877,733	1,638,910
Total loans	15,198,232	14,511,474	13,578,223	14,433,367	12,938,869
Loans held for sale	16,717	17,233	15,424	18,101	16,540
Securities (j)	4,480,972	4,425,546	3,836,123	4,208,195	3,816,724
Short-term investments	444,511	479,084	481,373	513,659	423,359
Earning assets	20,140,432	19,433,337	17,911,143	19,173,322	17,195,492
Allowance for loan losses	(140,798)	(132,634)	(127,356)	(133,470)	(129,642)
Goodwill and other intangible assets	731,414	737,361	757,123	740,666	768,047
Other assets	1,445,518	1,443,346	1,549,462	1,469,110	1,602,930
Total assets	$22,176,566	$21,481,410	$20,090,372	$21,249,628	$19,436,827

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$6,709,188	$6,032,680	$5,849,356	$6,195,234	$5,641,792
Interest-bearing transaction and savings deposits	7,065,338	7,270,061	6,380,347	6,877,394	6,173,683
Interest-bearing public fund deposits	1,834,302	1,838,952	1,598,482	1,844,802	1,530,972
Time deposits	2,212,656	2,171,740	2,064,322	2,207,359	2,053,546
Total interest-bearing deposits	11,112,296	11,280,753	10,043,151	10,929,555	9,758,201
Total deposits	17,821,484	17,313,433	15,892,507	17,124,789	15,399,993
Short-term borrowings	1,229,603	1,050,801	1,135,255	1,025,133	1,005,680
Long-term debt	496,111	504,544	376,819	482,686	379,692
Other liabilities	175,888	173,564	176,282	174,233	176,514
Common shareholders' equity	2,453,480	2,439,068	2,509,509	2,442,787	2,474,948
Total liabilities & shareholders' equity	$22,176,566	$21,481,410	$20,090,372	$21,249,628	$19,436,827

(j) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Three Months Ended
	12/31/2015			9/30/2015			12/31/2014
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (l)	$11,128.8	$106.2	3.79%	$10,608.2	$104.4	3.91%	$9,943.4	$105.8	4.23%
Residential mortgage loans	2,028.7	20.6	4.07%	1,978.0	20.2	4.08%	1,886.2	20.3	4.31%
Consumer loans	2,040.7	25.9	5.03%	1,925.3	24.5	5.04%	1,748.6	23.9	5.43%
Loan fees & late charges	-	(0.5)	0.00%	-	0.1	0.00%	-	0.6	0.00%
Total loans (TE) (m)	15,198.2	152.2	3.98%	14,511.5	149.2	4.09%	13,578.2	150.6	4.41%
Loans held for sale	16.7	0.2	4.40%	17.2	0.2	4.07%	15.4	0.2	4.27%
US Treasury and government agency securities	50.0	0.2	1.68%	166.8	0.6	1.55%	300.0	1.1	1.52%
CMOs and mortgage backed securities	4,219.1	23.3	2.20%	4,052.0	22.0	2.17%	3,324.5	19.1	2.30%
Municipals (TE) (l)	205.8	2.3	4.45%	200.3	2.3	4.52%	199.3	2.3	4.63%
Other securities	6.1	0.0	1.80%	6.4	0.0	1.59%	12.3	0.1	2.24%
Total securities (TE) (k)	4,481.0	25.8	2.30%	4,425.5	24.9	2.25%	3,836.1	22.6	2.36%
Total short-term investments	444.5	0.3	0.30%	479.1	0.3	0.24%	481.4	0.3	0.23%
Average earning assets yield (TE)	$20,140.4	178.5	3.53%	$19,433.3	174.6	3.57%	$17,911.1	173.7	3.86%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$7,065.3	4.4	0.25%	$7,270.1	3.7	0.20%	$6,380.3	2.1	0.13%
Time deposits	2,212.7	4.3	0.76%	2,171.7	3.8	0.70%	2,064.3	3.5	0.68%
Public funds	1,834.3	1.5	0.32%	1,839.0	1.4	0.31%	1,598.5	1.1	0.28%
Total interest-bearing deposits	11,112.3	10.2	0.36%	11,280.8	8.9	0.31%	10,043.1	6.7	0.27%
Short-term borrowings	1,229.6	0.4	0.14%	1,050.8	0.3	0.10%	1,135.3	0.3	0.09%
Long-term debt	496.1	5.3	4.22%	504.5	5.3	4.16%	376.8	3.1	3.28%
Total borrowings	1,725.7	5.7	1.31%	1,555.3	5.6	1.42%	1,512.1	3.4	0.88%
Total interest-bearing liabilities cost	12,838.0	15.9	0.49%	12,836.1	14.5	0.45%	11,555.2	10.1	0.35%
Net interest-free funding sources	7,302.4			6,597.2			6,355.9
Total cost of funds	20,140.4	15.9	0.31%	19,433.3	14.5	0.30%	17,911.1	10.1	0.23%
Net Interest Spread (TE)		$162.6	3.04%		$160.1	3.13%		$163.6	3.51%
Net Interest Margin (TE)	$20,140.4	$162.6	3.21%	$19,433.3	$160.1	3.28%	$17,911.1	$163.6	3.63%

(k) Average securities does not include unrealized holding gains/losses on available for sale securities.
(l) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(m) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Twelve Months Ended
	12/31/2015			12/31/2014
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (l)	$10,595.2	$419.1	3.95%	$9,508.1	$430.2	4.52%
Residential mortgage loans	1,960.4	81.2	4.14%	1,791.9	82.7	4.61%
Consumer loans	1,877.7	95.4	5.08%	1,638.9	94.7	5.78%
Loan fees & late charges	-	(0.1)	0.00%	-	2.4	0.00%
Total loans (TE) (m)	14,433.3	595.6	4.13%	12,938.9	610.0	4.71%
Loans held for sale	18.1	0.7	3.74%	16.5	0.7	4.28%
US Treasury and government agency securities	197.3	3.1	1.57%	145.2	2.3	1.62%
CMOs and mortgage backed securities	3,804.0	83.5	2.19%	3,450.9	79.6	2.31%
Municipals (TE) (l)	199.4	9.0	4.53%	206.4	9.5	4.61%
Other securities	7.5	0.2	2.76%	14.2	0.3	2.22%
Total securities (TE) (k)	4,208.2	95.8	2.28%	3,816.7	91.7	2.40%
Total short-term investments	513.7	1.2	0.24%	423.4	1.0	0.23%
Average earning assets yield (TE)	$19,173.3	693.3	3.62%	$17,195.5	703.4	4.09%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,877.4	12.9	0.19%	$6,173.7	6.7	0.11%
Time deposits	2,207.4	15.6	0.70%	2,053.5	12.8	0.62%
Public funds	1,844.8	5.4	0.30%	1,531.0	3.7	0.24%
Total interest-bearing deposits	10,929.6	33.9	0.31%	9,758.2	23.2	0.24%
Short-term borrowings	1,025.1	1.1	0.11%	1,005.7	2.4	0.23%
Long-term debt	482.7	19.5	4.04%	379.7	12.5	3.30%
Total borrowings	1,507.8	20.6	1.37%	1,385.4	14.9	1.08%
Total interest-bearing liabilities cost	12,437.4	54.5	0.44%	11,143.6	38.1	0.34%
Net interest-free funding sources	6,735.9			6,051.9
Total cost of funds	19,173.3	54.5	0.28%	17,195.5	38.1	0.22%
Net Interest Spread (TE)		$638.8	3.18%		$665.3	3.75%
Net Interest Margin (TE)	$19,173.3	$638.8	3.33%	$17,195.5	$665.3	3.87%

(k) Average securities does not include unrealized holding gains/losses on available for sale securities.
(l) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(m) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2015	9/30/2015	12/31/2014	12/31/2015	12/31/2014
Nonaccrual loans (n)	$159,713	$166,945	$79,537	$159,713	$79,537
Restructured loans - still accruing	4,297	5,779	8,971	4,297	8,971
Total nonperforming loans	164,010	172,724	88,508	164,010	88,508
ORE and foreclosed assets	27,133	33,599	59,569	27,133	59,569
Total nonperforming assets	$191,143	$206,323	$148,077	$191,143	$148,077
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.22%	1.39%	1.06%	1.22%	1.06%
Accruing loans 90 days past due	$7,653	$5,876	$4,825	$7,653	$4,825
Accruing loans 90 days past due as a percent of loans	0.05%	0.04%	0.03%	0.05%	0.03%
Nonperforming assets + accruing loans 90 days past due
to loans, ORE and foreclosed assets	1.26%	1.43%	1.10%	1.26%	1.10%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$139,576	$131,087	$125,572	$128,762	$133,626
Net provision for loan losses - FDIC acquired loans	(1,669)	(437)	(160)	(3,055)	(926)
Provision for loan losses - non-FDIC acquired loans	51,865	10,517	9,878	76,093	34,766
Net provision for loan losses	50,196	10,080	9,718	73,038	33,840
(Decrease)increase in FDIC loss share receivable	(816)	552	(4,514)	(2,800)	(19,084)
Net charge-offs - FDIC acquired	(100)	(1,328)	(624)	1,609	2,501
Charge-offs - non-FDIC acquired	11,602	5,972	8,229	29,163	31,502
Recoveries - non-FDIC acquired	(3,725)	(2,501)	(5,591)	(12,951)	(14,383)
Net charge-offs	7,777	2,143	2,014	17,821	19,620
Ending Balance	$181,179	$139,576	$128,762	$181,179	$128,762
Allowance for loan losses as a percent of period-end loans	1.15%	0.95%	0.93%	1.15%	0.93%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	105.54%	78.15%	137.96%	105.54%	137.96%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-FDIC acquired:
Commercial & real estate loans	$2,465	$666	$1,446	$2,914	$6,437
Residential mortgage loans	75	30	349	948	1,641
Consumer loans	5,337	2,775	843	12,350	9,041
Total net charge-offs - non-FDIC acquired	$7,877	$3,471	$2,638	$16,212	$17,119
Net charge-offs - non-FDIC acquired to average loans:
Commercial & real estate loans	0.09%	0.02%	0.06%	0.03%	0.07%
Residential mortgage loans	0.01%	0.01%	0.07%	0.05%	0.09%
Consumer loans	1.04%	0.57%	0.19%	0.66%	0.55%
Total net charge-offs - non-FDIC acquired to average loans	0.21%	0.09%	0.08%	0.11%	0.13%

(n) Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $8.8 million, $4.9 million, and $7.0 million at 12/31/15, 9/30/15 and 12/31/14, respectively, in nonaccruing restructured loans.

HANCOCK HOLDING COMPANY ASSET QUALITY INFORMATION (Unaudited)

	Three months ended
(dollars in thousands)	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Nonaccrual loans (n)	$159,713	$166,945	$118,445	$90,821	$79,537
Restructured loans - still accruing	4,297	5,779	7,966	7,564	8,971
Total nonperforming loans	164,010	172,724	126,411	98,385	88,508
ORE and foreclosed assets	27,133	33,599	38,630	42,956	59,569
Total nonperforming assets	$191,143	$206,323	$165,041	$141,341	$148,077
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.22%	1.39%	1.15%	1.01%	1.06%
Accruing loans 90 days past due	$7,653	$5,876	$3,478	$5,872	$4,825
Accruing loans 90 days past due as a percent of loans	0.05%	0.04%	0.02%	0.04%	0.03%
Nonperforming assets + accruing loans 90 days past due
to loans, ORE and foreclosed assets	1.26%	1.43%	1.17%	1.05%	1.10%
Allowance for loan losses	$181,179	$139,576	$131,087	$128,386	$128,762
Allowance for loan losses as a percent of period-end loans	1.15%	0.95%	0.91%	0.92%	0.93%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	105.54%	78.15%	100.92%	123.14%	137.96%
Provision for loan losses	$50,196	$10,080	$6,608	$6,154	$9,718
NET CHARGE-OFF INFORMATION
Net charge-offs - non-FDIC acquired:
Commercial & real estate loans	$2,465	$666	$(691)	$474	$1,446
Residential mortgage loans	75	30	(61)	904	349
Consumer loans	5,337	2,775	1,962	2,276	843
Total net charge-offs - non-FDIC acquired	$7,877	$3,471	$1,210	$3,654	$2,638
Net charge-offs - non-FDIC acquired to average loans:
Commercial & real estate loans	0.09%	0.02%	(0.03)%	0.02%	0.06%
Residential mortgage loans	0.01%	0.01%	(0.01)%	0.19%	0.07%
Consumer loans	1.04%	0.57%	0.43%	0.53%	0.19%
Total net charge-offs - non-FDIC acquired to average loans	0.21%	0.09%	0.03%	0.11%	0.08%
AVERAGE LOANS
Commercial & real estate loans	$11,128,872	$10,608,244	$10,398,508	$10,235,268	$9,943,403
Residential mortgage loans	2,028,688	1,977,990	1,930,553	1,902,873	1,886,230
Consumer loans	2,040,672	1,925,240	1,809,843	1,731,256	1,748,590
Total average loans	$15,198,232	$14,511,474	$14,138,904	$13,869,397	$13,578,223

(n) Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $8.8 million, $4.9 million, $4.9 million, $5.0 million, and $7.0 million at 12/31/15, 9/30/15, 06/30/15, 03/31/15, and 12/31/14, respectively, in nonaccruing restructured loans.

HANCOCK HOLDING COMPANY SUPPLEMENTAL ASSET QUALITY INFORMATION (Unaudited)

	Originated Loans	Acquired Loans (o)	FDIC Acquired (p)	Total
(dollars in thousands)	12/31/2015
Nonaccrual loans (q)	$156,721	$2,992	-	$159,713
Restructured loans - still accruing	4,297	-	-	4,297
Total nonperforming loans	161,018	2,992	-	164,010
ORE and foreclosed assets (r)	18,580	-	8,553	27,133
Total nonperforming assets	$179,598	$2,992	$8,553	$191,143
Accruing loans 90 days past due	$7,653	-	-	$7,653
Allowance for loan losses	$158,026	$33	$23,120	$181,179

	9/30/2015
Nonaccrual loans (q)	$163,930	$3,015	-	$166,945
Restructured loans - still accruing	5,779	-	-	5,779
Total nonperforming loans	169,709	3,015	-	172,724
ORE and foreclosed assets (r)	21,849	-	11,750	33,599
Total nonperforming assets	$191,558	$3,015	$11,750	$206,323
Accruing loans 90 days past due	$5,747	129	-	$5,876
Allowance for loan losses	$113,898	$173	$25,505	$139,576

	Originated Loans	Acquired Loans (o)	FDIC Acquired (p)	Total
LOANS OUTSTANDING	12/31/2015
Commercial non-real estate loans	$6,930,453	$59,843	$5,528	$6,995,824
Construction and land development loans	1,139,743	5,080	7,127	1,151,950
Commercial real estate loans	3,220,509	176,460	15,582	3,412,551
Residential mortgage loans	1,887,256	27	162,241	2,049,524
Consumer loans	2,080,626	20	12,819	2,093,465
Total loans	$15,258,587	$241,430	$203,297	$15,703,314
Change in loan balance from previous quarter	$1,180,400	$(228,589)	$(11,547)	$940,264

	9/30/2015
Commercial non-real estate loans	$6,232,310	$107,985	$5,699	$6,345,994
Construction and land development loans	1,068,895	8,297	8,393	1,085,585
Commercial real estate loans	2,956,354	352,896	18,136	3,327,386
Residential mortgage loans	1,843,756	819	169,214	2,013,789
Consumer loans	1,976,872	22	13,402	1,990,296
Total loans	$14,078,187	$470,019	$214,844	$14,763,050
Change in loan balance from previous quarter	$687,696	$(259,605)	$(9,793)	$418,298

(o) Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting. Acquired-performing loans in pools with fully accreted purchase fair value discounts are reported as originated loans.

(p) Loans acquired in an FDIC-assisted transaction. Non-single family loss share agreement expired at 12/31/14. As of 12/31/15, $170.1 million in loans and $1.7 million in ORE remain covered by the FDIC single family loss share agreement, providing considerable protection against credit risk. As of 9/30/15, $177.5 million in loans and $2.3 million in ORE remained covered by the FDIC single family loss share agreement.

(q) Included in originated nonaccrual loans are $8.8 million and $4.9 million at 12/31/15 and 9/30/15, respectively, in nonaccruing restructured loans.
(r) ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

 Fourth Quarter 2015Financial Results January 21, 2016

 Certain of the statements or information included in this presentation may constitute forward-looking statements. Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited. We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2014, and as updated by the Company’s subsequent SEC filings. Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.  Forward Looking Statements  2

Hancock Holding Company

Hancock Holding Company

- $22.8 billion in Total Assets
- $15.7 billion in Total Loans
- $18.3 billion in Total Deposits
- Tangible Common Equity (TCE) 7.62%
- Nearly 200 banking locations and 275 ATMs across a five-state footprint
- Approximately 4,000 employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc.
- Earned top customer service marks with Greenwich Excellence Awards


WHITNEY BANK.
Whitney Bank Location
Hancock Bank.
Hancock Bank Location


Hancock Bank
WHITNEY BANK

3

As of December 31, 2015

YTD 2015 Highlights
(compared to YTD 2014)

Hancock Holding Company

- Total assets approximately $23 billion
- Loans increased $1.8 billion, or 13%
- Deposits increased $1.8 billion, or 11%
- Core revenue increased $33 million
- Fee income (excluding accretion in indemnification asset) relatively stable
- Allowance for energy loans $78.2 million or approximately 5% of energy loans
- Income from net purchase accounting adjustments down $49 million, or 90%

($s in millions; except per share data)	2015	2014	Fav/(unfav)
Net Income	$131.5	$175.7	(25%)
Earnings Per Share	$1.64	$2.10	(22%)
Pre-tax, pre-provision income	$256.4	$286.7	(11%)
Operating Income*	$141.8	$194.1	(27%)
Operating earnings per share	$1.77	$2.32	(24%)
Provision for loan losses	$73.0	$33.8	(116%)
Return on Assets (operating) (%)	0.67	1.00	(33bps)
Return on Tangible Common Equity (operating) (%)	8.33	11.37	(304bps)
Total Loans (period-end)	$15,703	$13,895	13%
Total Deposits (period-end)	$18,349	$16,573	11%
Net Interest Margin (%)	3.33	3.87	(54bps)
Net Interest Margin (%) (core)	3.14	3.33	(19bps)
Net Charge-offs (%) (non-covered)	0.11	0.13	2bps
Tangible Common Equity (%)	7.62	8.59	(97bps)
Efficiency Ratio** (%)	66.1	62.0	(411bps)
Net Purchase Accounting Income (pre-tax)	$5.2	$53.8	(90%)
Net Income (excluding tax-effected impact of net purchase accounting items and nonoperating items)	$138.4	$159.2	(13%)
E.P.S. (excluding tax-effected impact of net purchase accounting items and nonoperating items)	$1.73	$1.90	(9%)

* Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items.
** Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating items, and securities transactions.

4

Fourth Quarter 2015 Highlights
(compared to third quarter 2015)

Hancock Holding Company

- Loans increased $940 million, or 25% (annualized)
- Deposits increased $909 million, or 21% (annualized)
- Core revenue increased $2.8 million
- Fee income (excluding accretion in indemnification asset) relatively stable
- Provision for loan losses approximately $40 million higher, mainly related to an increase in the allowance for the energy portfolio
- Allowance for energy loans now $78.2 million or approximately 5% of energy loans, up from 2%
- Energy loans as a percent of total loans 10%, down from 12% a year earlier

($s in millions; except per share data)	4Q15	3Q15	Fav/(unfav)
Net Income	$15.3	$41.2	(63%)
Earnings Per Share	$.19	$.52	(63%)
Pre-tax, pre-provision income	$66.3	$69.2	(4%)
Provision for loan losses	$50.2	$10.1	N/M
Return on Assets (operating) (%)	0.27	0.76	(49bps)
Return on Tangible Common Equity (operating) (%)	3.53	9.60	(607bps)
Total Loans (period-end)	$15,703	$14,763	6%
Total Deposits (period-end)	$18,349	$17,440	5%
Net Interest Margin (%)	3.21	3.28	(7bps)
Net Interest Margin (%) (core)	3.10	3.15	(5bps)
Net Charge-offs (%) (non-covered)	0.21	0.09	(12bps)
Tangible Common Equity (%)	7.62	8.24	(62bps)
Efficiency Ratio** (%)	67.6	65.9	(175bps)
Net Purchase Accounting Income (pre-tax)	-$1.7	-$1.2	(42%)
Net Income (excluding tax-effected impact of net purchase accounting items and nonoperating items)	$16.4	$42.0	(61%)
E.P.S. (excluding tax-effected impact of net purchase accounting items and nonoperating items)	$.21	$.53	(60%)

** Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating items, and securities transactions.

5

 Well-Diversified Loan Growth  Loans totaled $15.7 billion at quarter-end, an increase of $940 million, or 6% linked-quarter (25% LQA)Net loan growth during the quarter was well-diversified by geography and loan typeEnergy loans totaled $1.58 billion, or 10% of total loans, down $80 million linked-quarter and down $144 million from a year agoNo net growth expected in the energy portfolio in 2016Completed purchase of $185 million of healthcare loans in 4Q15 (announced October 6, 2015)  $s in millions  6  +$650MM LQ  +$66MM LQ  +$85MM LQ  +$36MM LQ  +$103MM LQ  As of December 31, 2015

 Core NIM Impacted By Decline in Core Loan Yield; Rate Increase Will Provide Tailwind  Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets. (See slide 23)  Reported net interest margin (NIM) 3.21%, down 7bps linked-quarter Impact from purchase accounting items contributed to 2 bps of the declineCore NIM of 3.10% decreased 5bps linked-quarter (core NIM improved 3 bps in December)Core loan yield down 8bps (core loan yield improved 6 bps in December)Yield on bond portfolio up 5 bps Cost of funds up 1bpProjected accretion will still lead to a difference in reported and core NIMs  7      As of December 31, 2015

 Energy Portfolio Well-Managed  The allowance for the energy portfolio was increased in the fourth quarter to $78.2 millionManagement currently estimates that charge-offs from energy-related credits could approximate $50-$75 million over the duration of the cycle  8  As of December 31, 2015  $s in billions  Approximately $70 million in payoffs in 4Q15; approximately $200 million in payoffs for 2015

 Diversified O&G Portfolio  9  As of December 31, 2015  Energy portfolio totaled $1.58 billion at December 31, 2015, down $144 million, or 8%, from year-end 2014Relationship business dating back to post WWIIExcellent source of no/low cost core depositsDisciplined underwritingWith experienced management in place, many of our clients have been reacting to the reduction in oil prices by proactively managing expenses, lowering discretionary spending or reducing capital expenditures  $s in millions

Energy Portfolio Statistics

Hancock Holding Company

- Borrowing base redeterminations twice per year (spring and fall); all credits were reviewed in 4Q15 and adjustments made to overall commitment levels
  - *RBL commitments reduced approximately 15% on average in the spring of 2015 due to lower commodity prices, and again reduced an additional 9-10% on average in the fall redetermination due to continued low commodity prices*
- Our clients breakeven at different prices/barrel oil
  - *Breakeven varies depending on the basin*
  - *Our customers are diversified across 12 primary basins in the U.S. and in the Gulf of Mexico*
- Approximately $41 million linked-quarter decrease in E&P outstandings;
  - *Priority, secured loans; approximately 60% oil, 40% gas*
  - *Current line utilization is approximately 63%, down slightly linked-quarter*
  - *Lend only on proved reserves (on a risked basis); 90%+ are covered by Proved Developed Producing Reserves alone*
- Approximately $42 million linked-quarter decrease in support sector outstandings;
  - *Current line utilization is approximately 63%*
    - *Credits with working capital lines have 47% line utilization*



Chargeoffs O&G
$s in thousands
$16,500
$14,500
$12,500
$10,500
$8,500
$6,500
$4,500
$2,500
$500
$(1,500)
$135.00
$120.00
$105.00
$90.00
$75.00
$60.00
$45.00
$30.00
$15.00
$-
Price per barrel (price at quarter-end)
Net chargeoffs (O&G)
Price Oil (WTI)

10

As of December 31, 2015
 Energy Allowance and Balance Trends  11  Total outstandingat 3-31-15  Total outstandingat 6-30-15  Total outstandingat 9-30-15  Total outstandingat 12-31-15    Energy ALLL3-31-15   Energy ALLL6-30-15   Energy ALLL9-30-15   Energy ALLL12-31-15   $623MM  $627MM  $607MM  $566MM  Upstream  $5.0MM  $10.1MM  $11.0MM  $12.7MM  $109MM  $104MM  $103MM  $105MM  Midstream  $0.6MM  $0.7MM  $0.7MM  $0.7MM  $270MM  $280MM  $269MM  $258MM  Support – Drilling  $4.1MM  $7.9MM  $7.4MM  $33.1MM  $672MM  $658MM  $682MM  $650MM  Support – Non-drilling  $10.3MM  $11.9MM  $16.1MM  $31.7MM                    $1.67B  $1.67B  $1.66B  $1.58B  Total Energy Allowance (%)  $20.0MM (1.17%)  $30.6MM (1.91%)  $35.2MM (2.12%)  $78.2MM(4.95%)  Management currently estimates that charge-offs from energy-related credits could approximate $50-$75 million over the duration of the cycle; Charge-offs for 2015 totaled $3.75 million

 Asset Quality Measures Reflect Impact Of Energy Cycle  NPA ratio 1.22%, down 17 bps linked-quarter Nonperforming assets totaled $191 million, down $15.2 million from September 30, 2015Nonperforming energy loans totaled $70 million at December 31, 2015, down $28 million from last quarterProvision for loan losses was $50.2 million, up $40.1 million from 3Q15Increase for energy allowance added $43 million to fourth quarter 2015 loan loss provisionNon-FDIC acquired net charge-offs totaled $7.9 million, or 21 bps, up from $3.5 million, or 9 bps, in 3Q15Energy charge-offs in the fourth quarter of 2015 totaled $3.0 millionCriticized commercial loans totaled $761 million at December 31, 2015, down $45.8 million from September 30, 2015Criticized energy loans totaled $452 million at December 31, 2015, down $16 million linked-quarter  Total HBHC Nonaccrual Loans  12  Criticized Loans - Commercial  As of December 31, 2015
 Asset Quality Measures Reflect Impact Of Energy Cycle  NPA ratio 1.22%, down 17 bps linked-quarter Nonperforming assets totaled $191 million, down $15.2 million from September 30, 2015Nonperforming energy loans totaled $70 million at December 31, 2015, down $28 million from last quarterProvision for loan losses was $50.2 million, up $40.1 million from 3Q15Increase for energy allowance added $43 million to fourth quarter 2015 loan loss provisionNon-FDIC acquired net charge-offs totaled $7.9 million, or 21 bps, up from $3.5 million, or 9 bps, in 3Q15Energy charge-offs in the fourth quarter of 2015 totaled $3.0 millionCriticized commercial loans totaled $761 million at December 31, 2015, down $45.8 million from September 30, 2015Criticized energy loans totaled $452 million at December 31, 2015, down $16 million linked-quarter  Total HBHC Nonaccrual Loans  12  Criticized Loans - Commercial  As of December 31, 2015

Allowance For Loan Losses

Hancock Holding Company

The allowance for loan losses was $181.2 million (1.15%) up $41.6 million from $139.6 million (0.95%) linked-quarter

- The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $44.0 million linked-quarter, totaling $158.1 million, while the allowance on the FDIC acquired loan portfolio decreased approximately $2.4 million linked-quarter
- Impact of the current energy cycle on the allowance:
  - The fourth quarter's energy allowance increase of $43.0 million was driven by a change in expectation of the depth and duration of the current energy cycle
    - *Changes in collateral values for impaired credits contributed $11 million of increase*
    - *Qualitative factors related to depth and duration of the cycle added $30 million; we now expect a prolonged period of oversupply which indicates that the cycle will be deeper and longer than prior expectations*
    - *Risk rating changes added $2 million of the increase*
  - ALLL for energy credits was $78.2 million, or 4.95%, at December 31, 2015, up from $35.2 million, or 2.12%, at September 30, 2015
    - *Energy nonaccruals down $28 million linked-quarter; criticized energy loans down $16 million linked-quarter*
    - *Coverage ratio of nonperforming energy loans increased to 112% at December 31, 2015*
    - *Coverage ratio of criticized energy loans more than doubled in the fourth quarter of 2015*
  - Should pricing pressures on oil continue, we could continue to see downward pressure on risk ratings that could lead to additional provision expense in future quarters
  - Impact and severity will depend on overall oil price reduction and duration of the cycle

As of December 31, 2015

13

 Securities Portfolio – Portfolio Mix Increased Net Interest Income  Portfolio totaled $4.5 billion, down $85 million, or 2% linked-quarter Yield 2.30% - up 5 bps linked-quarterUnrealized gain (net) of $6.7 million on AFS53% HTM, 47% AFSDuration 3.89 compared to 3.87 at 9-30-15Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenariosIRR modeling is based on conservative assumptionsFlat balance sheetLoan portfolio 53% variable (with 57% LIBOR-based)Modeled lag in deposit rate increasesConservative % DDA attrition for certain increases in ratesDecember Fed rate hike of 25 bps is expected to improve NII $5-$10 million in 2016 depending on timing of any deposit rate increases  $s in millions  14  Net Interest Income Scenarios Regulatory Rate Shocks  Period-end balances. As of December 31, 2015

 Securities Portfolio – Portfolio Mix Increased Net Interest Income  Portfolio totaled $4.5 billion, down $85 million, or 2% linked-quarter Yield 2.30% - up 5 bps linked-quarterUnrealized gain (net) of $6.7 million on AFS53% HTM, 47% AFSDuration 3.89 compared to 3.87 at 9-30-15Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenariosIRR modeling is based on conservative assumptionsFlat balance sheetLoan portfolio 53% variable (with 57% LIBOR-based)Modeled lag in deposit rate increasesConservative % DDA attrition for certain increases in ratesDecember Fed rate hike of 25 bps is expected to improve NII $5-$10 million in 2016 depending on timing of any deposit rate increases  $s in millions  14  Net Interest Income Scenarios Regulatory Rate Shocks  Period-end balances. As of December 31, 2015

 Solid Levels Of Core Deposit Funding  Total deposits $18.3 billion, up $909 million, or 5%, linked-quarterNoninterest-bearing demand deposits (DDA) increased $1.2 billion, reflecting changes in consumer product offeringInterest-bearing transaction and savings deposits decreased $593 million, decline reflecting in part the change noted aboveTime deposits decreased $184 million Public fund deposits increased $486 millionFunding mix remained strongDDA comprised 40% of total period-end depositsCost of funds increased 1 basis point to 31 bps  $s in billions      15  $s in millions

 Focus On Growing Core Noninterest Income Across Business Lines  Noninterest income, including securities transactions, totaled $59.7 million, down $0.6 million, or 1%, linked-quarterAmortization of the indemnification asset for FDIC covered loans totaled $1.7 million, compared to $1.6 million in the third quarter; the amortization is a reduction to noninterest income and is a result of a lower level of expected future losses on covered loans (non-core)Excluding the impact of the indemnification asset, noninterest income was relatively stable linked-quarter  16  As of December 31, 2015  $s in millions

 Quarterly Expenses Increased; Remain Focused On Expense Control  Operating expenses totaled $156.0 million in 4Q15, up $4.8 million, or 3%, linked-quarterPersonnel expense totaled $85.3 million, up $1.2 million, or 1%, linked-quarter, mainly related to an increase in salary and incentive expense for revenue initiativesOccupancy and equipment totaled $14.5 million, down $0.3 million, or 2%, linked-quarterORE expense totaled $1.4 million, up $0.9 million linked-quarterAdvertising expense totaled $4.1 million, up $1.2 million linked-quarterOther operating expense increased $2.2 million, or 5%, linked-quarter  17  $s in millions    As of December 31, 2015; excluding nonoperating expense items.

 Continuing Efforts To Diversify Loan Portfolio Through Healthcare LPO and Team in Nashville  18  Acquired approximately $185 million in healthcare loans in 4Q15Operating today in markets such as Houston with its well-known medical sector, and New Orleans with its revitalized medical district, we see this acquisition of bankers and loans as a strategic fit for our marketsNew LPO in Nashville, known as the healthcare capital of the country, will allow us to better offer our financial products and services to an industry that is growing across our footprintCorporate banking product sophistication should also benefit the clients who are joining us via this transaction and enable this talented team of healthcare bankers to capitalize on additional opportunities available across our footprint  As of December 31, 2015

 Quarterly Expenses Increased; Remain Focused On Expense Control  Operating expenses totaled $156.0 million in 4Q15, up $4.8 million, or 3%, linked-quarterPersonnel expense totaled $85.3 million, up $1.2 million, or 1%, linked-quarter, mainly related to an increase in salary and incentive expense for revenue initiativesOccupancy and equipment totaled $14.5 million, down $0.3 million, or 2%, linked-quarterORE expense totaled $1.4 million, up $0.9 million linked-quarterAdvertising expense totaled $4.1 million, up $1.2 million linked-quarterOther operating expense increased $2.2 million, or 5%, linked-quarter  17  $s in millions    As of December 31, 2015; excluding nonoperating expense items.

 Continuing Efforts To Diversify Loan Portfolio Through Healthcare LPO and Team in Nashville  18  Acquired approximately $185 million in healthcare loans in 4Q15Operating today in markets such as Houston with its well-known medical sector, and New Orleans with its revitalized medical district, we see this acquisition of bankers and loans as a strategic fit for our marketsNew LPO in Nashville, known as the healthcare capital of the country, will allow us to better offer our financial products and services to an industry that is growing across our footprintCorporate banking product sophistication should also benefit the clients who are joining us via this transaction and enable this talented team of healthcare bankers to capitalize on additional opportunities available across our footprint  As of December 31, 2015

 Solid Capital Levels  TCE ratio 7.62%, down 62 bps linked-quarter$1.2 billion asset growth -46 bpsEarnings excluding provision +22 bpsProvision (net of tax) -15 bpsDividends – 9 bpsChanges in OCI -15 bpsAnnounced 5% common stock buyback August 2015Repurchased only 173,114 shares in 4Q15 at an average price of $27.59Will continue to manage capital in the best interestof the Company and its shareholders through the prolonged energy cycleTop priorities are funding organic growth and maintaining quarterly dividendsStock buyback on hold M&A on hold in light of current stock price  *Stock Buyback (ASR) initiated  19      Tangible Common Equity Ratio  Leverage (Tier 1) Ratio  Tier 1 Risked-Based Capital Ratio  Total Risk-Based Capital Ratio  December 31, 2015  7.62%  8.55%(e)  10.02%(e)  11.93%(e)  September 30, 2015  8.24%  8.85%  10.56%  12.32%  June 30, 2015  8.12%  9.07%  10.77%  12.53%  March 31, 2015  8.40%  9.17%  10.86%  12.77%  December 31, 2014  8.59%  9.17%  11.23%  12.30%  As of December 31, 2015

 2016 Strategic Objectives  Loan growth 7-9% (EOP)Fund loan growth primarily with depositsCore pre-tax, pre-provision growth of 25% compared to 2014Assumes no additional rate hikes in 2016Expect core revenue growth of 9-10%Expect expense growth of 2% or lessBased on current expectations, provision for loan losses in the range of $11 - $15 million per quarter  20  As of December 31, 2015

 Near-Term Outlook    4Q15  Items to note  Outlook  Loans  +25% LQA +13% Y-o-Y  Includes $80 million in net reductions from energy portfolio; includes $185 million in purchased healthcare portfolio  7-9% EOP growth for full year 2016(includes approximately $200 million of expected paydowns from energy portfolio)  Net Interest Margin (NIM)  3.21% reported3.10% core  Reported down 7bps; Core down 5bps  Continued downward pressure on reported NIM due to purchase accounting; core NIM expected to improve 3-5 bps  Core Revenue  $218.3 million  Excludes PAAs(see slide 23)  Recent growth reflects initiatives started in the prior several quarters; expect growth as initiatives continue to mature  Loan Loss Provision  $50.2 million  Includes $43 million of allowance increase related to energy  $11-$15 million per quarterDepends on depth and duration of the cycle  Noninterest Expense  $156.0 million operating  No nonoperating costs  Expect expenses flat to down in 1Q16  21  As of December 31, 2015

 Appendix:EPS calculation  $s in thousands, except E.P.S.  Three Months Ended 12/31/15  Three Months Ended 9/30/15  Three Months Ended 12/31/14  Net income to common shareholders  $15,307  $41,166  $46,376  Income allocated to participating securities  (354)  ($840)  ($981)  Net income allocated to common shareholders  $14,953  $40,326  $45,395  Weighted average common shares – diluted  77,544  78,075  81,530  E.P.S. - diluted  $.19  $.52  $.56  See Note 9 in the most recent 10Q for more details on the two-class method for E.P.S. calculation.  22
 Appendix:EPS calculation  $s in thousands, except E.P.S.  Three Months Ended 12/31/15  Three Months Ended 9/30/15  Three Months Ended 12/31/14  Net income to common shareholders  $15,307  $41,166  $46,376  Income allocated to participating securities  (354)  ($840)  ($981)  Net income allocated to common shareholders  $14,953  $40,326  $45,395  Weighted average common shares – diluted  77,544  78,075  81,530  E.P.S. - diluted  $.19  $.52  $.56  See Note 9 in the most recent 10Q for more details on the two-class method for E.P.S. calculation.  22

 Appendix: Purchase Accounting Adjustments Core NII & NIM Reconciliation  ($s in millions)  4Q15  3Q15  2Q15  1Q15  4Q14  Net Interest Income (TE) – reported (NII)  $162.6  $160.1  $154.9  $161.1  $163.6  Whitney expected loan accretion (performing)  0.4  0.6  1.1  1.2  2.7  Whitney expected loan accretion (credit impaired)  5.2  5.6  6.8  11.3  13.8  Peoples First expected loan accretion  0.9  1.1  0.9  1.1  .7  Excess cash recoveries*  ---  ---  ---  2.8  ---   Total Loan Accretion  $6.5  $7.3  $8.7  $16.4  $17.2  Whitney premium bond amortization  (0.8)  (0.9)  (1.0)  (1.0)  (1.2)  Whitney and Peoples First CD accretion  ---  ---  ---  ---  ---   Total Net Purchase Accounting Adjustments (PAAs) impacting NII   $5.7  $6.4  $7.7  $15.3  $16.0  Net Interest Income (TE) – core(Reported NII less net PAAs)  $157.0  $153.8  $147.2  $145.8  $147.6  Average Earning Assets  $20,140  $19,433  $18,781  $18,316  $17,911  Net Interest Margin – reported  3.21%  3.28%  3.30%  3.55%  3.63%  Net Purchase Accounting Adjustments (%)  .11%  .13%  .16%  .34%  .36%  Net Interest Margin - core  3.10%  3.15%  3.14%  3.21%  3.27%  * Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.  23

 Appendix: Purchase Accounting Impact/Trend  Impact of Purchase Accounting Adjustments(projections will be updated quarterly; subject to change)  $s in millions  *Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.      24  N/M  N/M        N/M  As of December 31, 2015

 Appendix: Non-GAAP Reconciliation (Net Income, ROA, E.P.S.)  $s in millions (except EPS)  Three Months Ended 12/31/15  Three Months Ended 9/30/15  Three Months Ended 12/31/14    Twelve Months Ended 12/31/15  Twelve Months Ended 12/31/14  Net income  $15.3  $41.2  $40.1    $131.5  $194.1  Adjustments from net to operating income              Securities transactions gains  -  -  -    (.3)  -  Total nonoperating expense items (pre-tax)  -  -  9.7    16.2  25.7  Taxes on adjustments at marginal tax rate  -  -  3.4    5.6  7.3  Total adjustments (net of taxes)  -  -  6.3    10.3  18.4  Operating income  $15.3  $41.2  $46.4    $141.8  $194.1  Adjustments from operating to core income              PAA – Net Interest Margin (see slide 23)  5.7  6.4  16.0    35.1  92.5  Intangible Amortization (noninterest expense)  -5.7  -6.0  -6.4    -24.2  -26.6  Amortization of Indemnification Asset (noninterest income)  -1.7  -1.6  -2.1    -5.7  -12.1  Total Purchase Accounting Adjustments (PAA) (pre-tax)  $-1.7  $-1.2  $7.4    $5.2  $53.8  Taxes on adjustments at marginal tax rate  -0.6  -0.4  2.6    1.8  18.9  Total PA adjustments (net of taxes)  -1.1  -0.8  4.8    3.4  34.9  Core Income (Operating less purchase accounting items)  $16.4  $42.0  $41.6    $138.4  $159.2  Average Assets  $22,177  $21,481  $20,090    $21,250  $19,437  ROA (operating)  0.27%  0.76%  0.92%    0.67%  1.00%  ROA (core)  0.29%  0.77%  0.82%    0.65%  0.82%  Weighted Average Diluted Shares (thousands)  77,544  78,075  81,530    78,307  82,034  E.P.S. (operating)  $0.19  $.52  $.56    $1.77  $2.32  E.P.S. (core)  $0.21  $.53  $.50    $1.73  $1.90  25

 Appendix: Purchase Accounting Adjustments Core NII & NIM Reconciliation  ($s in millions)  4Q15  3Q15  2Q15  1Q15  4Q14  Net Interest Income (TE) – reported (NII)  $162.6  $160.1  $154.9  $161.1  $163.6  Whitney expected loan accretion (performing)  0.4  0.6  1.1  1.2  2.7  Whitney expected loan accretion (credit impaired)  5.2  5.6  6.8  11.3  13.8  Peoples First expected loan accretion  0.9  1.1  0.9  1.1  .7  Excess cash recoveries*  ---  ---  ---  2.8  ---   Total Loan Accretion  $6.5  $7.3  $8.7  $16.4  $17.2  Whitney premium bond amortization  (0.8)  (0.9)  (1.0)  (1.0)  (1.2)  Whitney and Peoples First CD accretion  ---  ---  ---  ---  ---   Total Net Purchase Accounting Adjustments (PAAs) impacting NII   $5.7  $6.4  $7.7  $15.3  $16.0  Net Interest Income (TE) – core(Reported NII less net PAAs)  $157.0  $153.8  $147.2  $145.8  $147.6  Average Earning Assets  $20,140  $19,433  $18,781  $18,316  $17,911  Net Interest Margin – reported  3.21%  3.28%  3.30%  3.55%  3.63%  Net Purchase Accounting Adjustments (%)  .11%  .13%  .16%  .34%  .36%  Net Interest Margin - core  3.10%  3.15%  3.14%  3.21%  3.27%  * Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.  23

 Appendix: Purchase Accounting Impact/Trend  Impact of Purchase Accounting Adjustments(projections will be updated quarterly; subject to change)  $s in millions  *Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.      24  N/M  N/M        N/M  As of December 31, 2015

 Appendix: Non-GAAP Reconciliation (Net Income, ROA, E.P.S.)  $s in millions (except EPS)  Three Months Ended 12/31/15  Three Months Ended 9/30/15  Three Months Ended 12/31/14    Twelve Months Ended 12/31/15  Twelve Months Ended 12/31/14  Net income  $15.3  $41.2  $40.1    $131.5  $194.1  Adjustments from net to operating income              Securities transactions gains  -  -  -    (.3)  -  Total nonoperating expense items (pre-tax)  -  -  9.7    16.2  25.7  Taxes on adjustments at marginal tax rate  -  -  3.4    5.6  7.3  Total adjustments (net of taxes)  -  -  6.3    10.3  18.4  Operating income  $15.3  $41.2  $46.4    $141.8  $194.1  Adjustments from operating to core income              PAA – Net Interest Margin (see slide 23)  5.7  6.4  16.0    35.1  92.5  Intangible Amortization (noninterest expense)  -5.7  -6.0  -6.4    -24.2  -26.6  Amortization of Indemnification Asset (noninterest income)  -1.7  -1.6  -2.1    -5.7  -12.1  Total Purchase Accounting Adjustments (PAA) (pre-tax)  $-1.7  $-1.2  $7.4    $5.2  $53.8  Taxes on adjustments at marginal tax rate  -0.6  -0.4  2.6    1.8  18.9  Total PA adjustments (net of taxes)  -1.1  -0.8  4.8    3.4  34.9  Core Income (Operating less purchase accounting items)  $16.4  $42.0  $41.6    $138.4  $159.2  Average Assets  $22,177  $21,481  $20,090    $21,250  $19,437  ROA (operating)  0.27%  0.76%  0.92%    0.67%  1.00%  ROA (core)  0.29%  0.77%  0.82%    0.65%  0.82%  Weighted Average Diluted Shares (thousands)  77,544  78,075  81,530    78,307  82,034  E.P.S. (operating)  $0.19  $.52  $.56    $1.77  $2.32  E.P.S. (core)  $0.21  $.53  $.50    $1.73  $1.90  25

Appendix: Non-GAAP Reconciliation (Net Income, ROA, E.P.S.)

Hancock Holding Company

$s in millions (except EPS)	Three Months Ended 12/31/15	Three Months Ended 9/30/15	Three Months Ended 12/31/14	Twelve Months Ended 12/31/15	Twelve Months Ended 12/31/14
Net income	$15.3	$41.2	$40.1	$131.5	$175.7
Adjustments from net to operating income					
Securities transactions gains	-	-	-	(.3)	-
Total nonoperating expense items (pre-tax)	-	-	9.7	16.2	25.7
Taxes on adjustments at marginal tax rate	-	-	3.4	5.6	7.3
Total adjustments (net of taxes)	-	-	6.3	10.3	18.4
Operating income	$15.3	$41.2	$46.4	$141.8	$194.1
Adjustments from operating to core income					
PAA – Net Interest Margin (see slide 23)	5.7	6.4	16.0	35.1	92.5
Intangible Amortization (noninterest expense)	-5.7	-6.0	-6.4	-24.2	-26.6
Amortization of Indemnification Asset (noninterest income)	-1.7	-1.6	-2.1	-5.7	-12.1
Total Purchase Accounting Adjustments (PAA) (pre-tax)	$-1.7	$-1.2	$7.4	$5.2	$53.8
Taxes on adjustments at marginal tax rate	-0.6	-0.4	2.6	1.8	18.9
Total PA adjustments (net of taxes)	-1.1	-0.8	4.8	3.4	34.9
Core Income (Operating less purchase accounting items)	$16.4	$42.0	$41.6	$138.4	$159.2
Average Assets	$22,177	$21,481	$20,090	$21,250	$19,437
ROA (operating)	0.27%	0.76%	0.92%	0.67%	1.00%
ROA (core)	0.29%	0.77%	0.82%	0.65%	0.82%
Weighted Average Diluted Shares (thousands)	77,544	78,075	81,530	78,307	82,034
E.P.S. (operating)	$0.19	$.52	$.56	$1.77	$2.32
E.P.S. (core)	$0.21	$.53	$.50	$1.73	$1.90

25

Appendix: Glossary of Terms

Hancock Holding Company

3Q15 – *Third quarter of 2015*

4Q15 – *Fourth quarter of 2015*

AFS – *Available for sale*

ALLL – *Allowance for loan and lease loss*

Annualized – *Calculated to reflect a rate based on a full year*

Core – *Excluding purchase accounting items*

Core Income – *Operating income less purchase accounting adjustments*

Core NIM – *Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets*

Core Revenue – *Net interest income (TE) plus noninterest income excluding purchase accounting adjustments for both categories*

DDA – *Noninterest-bearing deposit accounts*

E&P – *Exploration and Production (Oil & Gas)*

Efficiency ratio – *noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, nonoperating items, and securities transactions.*

EOP - *End of period*

EPS – *Earnings per share*

HTM – *Held to maturity*

IRR – *Interest rate risk*

Linked-quarter – *current quarter compared to previous quarter*

LPO – *Loan production office*

LQA - *Linked-quarter annualized*

M&A – *Mergers and acquisitions*

NII – *Net interest income*

NIM – *Net interest margin*

NPA – *Nonperforming assets*

O&G – *Oil and gas*

Operating Income – *Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items.*

ORE – *Other real estate*

PAA – *Purchase accounting adjustments, including loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles*

RBL – *Reserve-based lending*

ROA – *Return on average assets*

RR – *Risk rating*

TCE – *Tangible common equity ratio; common shareholders' equity less intangible assets divided by total assets less intangible assets.*

TE - *Taxable equivalent (calculated using a federal income tax rate of 35%)*

Y-o-Y – *Year over year*

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Fourth Quarter 2015Financial ResultsJanuary 21, 2016